Exhibit 10.42

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement is made as of the 7th day of January, 2004, by and between Cape Cod Bank and Trust Company, NA (“Lender”), a National Association, with offices at 2 Barlows Landing Road, Pocasset, Massachusetts 02559 and Benthos, Inc. (“Borrower”), a Massachusetts corporation with its principal place of business at 49 Edgerton Drive, North Falmouth, Massachusetts 02556.

RECITALS:

A. Borrower and Lender entered into a certain Credit Agreement dated August 18, 1999, as amended by a First Amendment to Credit Agreement and Amendment to Revolving Note and Term Note dated March 23, 2001, as further amended by Second, Third and Fourth Amendments to Credit Agreement dated December 12, 2001, January 29, 2003 and November 3, 2003, respectively, (the “Credit Agreement”) regarding: (i) a Commercial Variable Rate Revolving or Draw Note dated August 18, 1999, as amended by an Amendment dated December 8, 2000, a Second Amendment dated March 23, 2001, a Third Amendment dated July 9, 2001, a Fourth Amendment dated December 12, 2001 and a Fifth Amendment dated January 29, 2003 (the “Revolving Note”), (ii) a Commercial Variable Rate Promissory Note dated August 18, 1999, as amended by an Amendment dated October 17, 2000, a Second Amendment dated March 23, 2001, a Third Amendment dated December 12, 2001 and a Fourth Amendment dated November 3, 2003 (the “Term Note”), and (iii) other instruments and agreements executed in conjunction therewith, including without limitation a certain Partial Release of Mortgage, dated October 16, 2003, filed with the Barnstable County Registry District of the Land Court as Document Number 946,238 on October 27, 2003, and recorded with the Barnstable County Registry of Deeds in Book 17,848, Page 162, executed and delivered by the Bank in connection with the sale by the Borrower and certain affiliates of the Borrower of a portion of the premises located at Edgerton Drive, Route 28 and Route 28A Falmouth, Barnstable County, Massachusetts.

B. Borrower and Lender now desire to further amend the Credit Agreement and to further amend the Revolving Note as set forth herein and in a separate amendment of even date herewith to said Revolving Note.

AGREEMENTS:

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:

1. Capitalized terms used herein shall have the meaning given to them in the Credit Agreement unless separately defined herein.

2. As of December 12, 2003, the outstanding principal balance of the Revolving Loan under the Revolving Note was $200,000 and the outstanding principal balance of the Term Loan under the Term Note was $766,700.03.

3. The definition of “Expiration Date” as set forth in Section 1.01 of the Credit Agreement is hereby amended to be January 31, 2005.

4. Section 6.02 of the Credit Agreement is hereby amended by adding the following paragraph:

“(e) assurance in form and substance satisfactory to Lender from the Borrower’s auditors that the Borrower’s year end September 30, 2003 audit will not contain a “going concern opinion”.

5. Section 8.02(a) of the Credit Agreement is hereby deleted and replaced with the following paragraph:

a.	“The Borrower will maintain a ratio of Current Assets to Current Liabilities of greater than or equal to:

(i)	1.61 to 1.00 as of December 31, 2003;

(ii)	1.66 to 1.00 as of March 31, 2004;

(iii)	1.80 to 1.00 as of June 30, 2004; and

(iv)	1.95 to 1.00 as of September 30, 2004.”

6. Section 8.02(b) of the Credit Agreement is hereby deleted and replaced with the following:

b.	“The Borrower shall maintain a ratio of Total Debt to Tangible Net Worth less than or equal to:

(i)	1.26 to 1.00 as of December 31, 2003;

(ii)	1.16 to 1.00 as of March 31, 2004;

(iii)	1.05 to 1.00 as of June 30, 2004; and

(iv)	.89 to 1.00 as of September 30, 2004.

Tangible Net Worth shall equal total assets minus total liabilities minus intangible assets.”

7. Section 8.02(c) of the Credit Agreement is hereby deleted and replaced with the following:

c.	“The Borrower shall maintain a ratio of Cash Flow to Debt Service Payments, which on a cumulative basis for the applicable period shall be greater than or equal to the following:

(i)	(negative) - .39 to 1.00 for quarter ending December 31, 2003;

(ii)	(negative) - .09 to 1.00 for quarter ending March 31, 2004;

(iii)	.52 to 1.00 for quarter ending June 30, 2004; and

(iv)	.84 to 1.00 for quarter ending September 30, 2004.

This ratio will be calculated on a cumulative basis and will be determined as follows: (x) Net profit after taxes (a) plus interest expense, (b) plus seventy-five percent (75%) of depreciation, (c) plus amortization (y) divided by interest expense plus the current maturity of principal for the year to date.”

8. Section 11.01(m) of the Credit Agreement is amended by deleting “September 20, 2002” and inserting “September 30, 2003” in its place.

9. Except as provided herein, the Credit Agreement, as previously amended, shall remain unchanged. The Credit Agreement as previously amended and as further amended hereby is hereby ratified and confirmed.

Witness:	BENTHOS, INC.

/s/ Pamela J. Falotico	By:	/s/ Ronald L. Marsiglio
	Name:	Ronald L. Marsiglio
	Title:	Chief Executive Officer and President

Witness:	CAPE COD BANK AND TRUST COMPANY, NA

/s/ Susan E. Desroches	By:	/s/ Timothy F. Kelleher
	Name:	Timothy F. Kelleher III
	Title:	Senior Vice President

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